Exhibit 10.21

[CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED
AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.]

FOURTH AMENDMENT
TO THE
MARKETING
AND
ADMINISTRATIVE SERVICES AGREEMENT

THIS FOURTH AMENDMENT TO THE MARKETING AND ADMINISTRATIVE SERVICES AGREEMENT, hereinafter referred to as the “Fourth Amendment,” is effective on this 1st day of February, 2006, by and between STUDENT LOAN XPRESS, INC., a Delaware corporation, hereinafter referred to as “SLX,”, having its principal place of business at 12680 High Bluff Drive, Suite 310, San Diego, California 92130, and RELIANT PARTNERS LLC, a California limited liability company, hereinafter referred to as “Marketer,” having its business address as 11526 Sorrento Valley Road, Suite A-1, San Diego, California 92121.

RECITALS

WHEREAS, SLX and Marketer desire to amend the Marketing and Administrative Services Agreement between the parties, dated December 1, 2001, as amended by the First Amendment, dated April 1, 2002, Letter Agreement, executed February 7, 2003, as amended by the Second Amendment, dated November 1, 2004, and as amended by the Third Amendment, dated April 1, 2005, hereinafter, collectively referred to as the “Marketing Agreement,” to grant exclusivity to SLX for a seventeen (17) month period, to increase the Marketing Fee payment, to decrease the ABI, and to each year review performance and compensation.

WHEREAS, SLX desires Marketer to exclusively market on behalf of SLX FFELP Loans, Consolidation Loans and private Loan to Learn™ loans offered by SLX, or its affiliates, (“Private Loan to Learn™ Loans”) to current and prospective customers of Marketer in the form of leads for Private Loan to Learn™ Loans; and

WHEREAS, Marketer desires to exclusively market on behalf of SLX the FFELP Loans, Consolidation Loans, and Private Loan to Learn™ Loans offered by or through SLX, or its affiliates, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1

1.    MARKETING SERVICES.

1.1    Paragraph 1.1 of Section 1 of the Marketing Agreement is hereby amended in its entirety as follows:

“1.1        Marketer shall exclusively market, for a seventeen (17) month period, beginning on February 1, 2006 and expiring on June 30, 2007, to all of its current and prospective customers utilizing its Website and direct marketing activities the FFELP Loans, Consolidation Loans and authorized under Sections 427 and 428 of the Higher Education Act of 1965, as amended (hereinafter referred to as the “Act”), and Private Loan to Learn™ Loans that are offered by and meet ELService’s FFELP Loan, Consolidation Loan, and Private Loan to Learn™ Loan criteria. Marketer agrees that it will not use the loan applications of ELServices or its affiliates for any FFELP Loan or Consolidation Loan not meeting such loan criteria or for any other FFELP lender during the term of this Agreement.”

2.    COMPENSATION TO MARKETER.

2.1    Beginning on the effective date of this Amendment through April 30, 2006, the amount of the Marketing Fee set forth in Exhibit 2.1 attached to the Marketing Agreement, for a compound Consolidation Loan Application shall be [**], and thereafter, shall be [**].

3.    TERM AND TERMINATION.

3.1    Paragraph 5.1 of Section 5 of the Marketing Agreement is hereby amended to June 30, 2007.

3.2    Paragraph 5.2 of Section 5 of the Marketing Agreement is hereby amended in its entirety as follows:

“5.2        At the end of any calendar quarter during the term hereof beginning on March 31, 2006, the average loan balance of all Completed Applications received from Marketer by CAP for such quarter period is less than THIRTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($32,500.00);”

4.    ASSIGNMENT.

4.1    Pursuant to Paragraph 13.1 of Section 13 of the Marketing Agreement, effective January 31, 2006, ELServices ("Assignor") assigns, transfers, and sets over to SLX ("Assignee") all right, title and interest in and to the Marketing Agreement. The Assignor warrants and represents that the Marketing Agreement is in full force and effect and is fully assignable. SLX hereby assumes and agrees to perform all obligations of the Assignor under the contract and guarantees to hold the Assignor harmless from any claim or demand made there under.

** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.    MARKETING AGREEMENT.

5.1    Except as amended by this Fourth Amendment to the Marketing Agreement, the terms and conditions of the Marketing Agreement, the First Amendment, the Letter Agreement, the Second Amendment, and the Third Amendment shall remain in full force and effect between ELServices and Marketer and are incorporated herein by this reference.

IN WITNESS THEREOF, the parties have executed this Fourth Amendment to the Marketing and Administrative Services Agreement effective on the date first set forth above.

ELServices:	Marketer:

EDUCATION LENDING SERVICES, INC. a Delaware corporation	RELIANT PARTNERS LLC a California limited liability company

By: /s/ Douglas L. Feist	By: /s/ Les Powell
DOUGLAS L. FEIST Sr. Executive Vice President and Secretary	LES POWELL Chief Operating Officer

SLX:

STUDENT LOAN XPRESS, INC. a Delaware corporation

By: /s/ Douglas L. Feist
DOUGLAS L. FEIST Sr. Executive Vice President and Secretary

3